UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 6, 2011

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In connection with the webcast teleconference (“January 6 Webcast”) to be conducted by American Vanguard Corporation on Thursday, January 6, 2011 at 9:00 a.m. Pacific time, the Company makes the following disclosures:

•	The Company’s acquisition of the Mocap®, Nemacur®, Aztec® and Def® product lines in 2010 should serve to increase annual net sales by approximately twenty five percent.

•

The Company’s senior secured lenders, led by Bank of The West, have committed to entering into a new $137 million credit facility (including a working capital revolver and term debt) with the Company to replace the current facility. The commitment is subject to completion of documentation, which should take place within the next several days, at which time the Company will make a disclosure regarding the material terms of the arrangement. The lead lender, Bank of The West, has been the Company’s primary lender since 1979. New to the lending group will be Wells Fargo Bank, one of the country’s leading agricultural lenders.

A complete transcript of the January 6 Webcast will be posted on the American Vanguard Corporation website (www.american-vanguard.com) within one week after that webcast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: January 5, 2011	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer, General Counsel & Secretary